Exhibit 99.2

PRELIMINARY COPY — SUBJECT TO COMPLETION

IHS MARKIT LTD. ROPEMAKER PLACE, 4TH FLOOR LONDON, EC2Y 9LY ENGLAND ATTN: COMPANY SECRETARY

VOTE BY INTERNET

Before the Meeting - Go to [                ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to [                ]

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - [                ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [                ] .

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D29463-S15476 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IHS MARKIT LTD.

The Board of Directors recommends you vote FOR proposals 1 and 2:		For	Against	Abstain

1.	Approval and Adoption of the Merger Agreement, the Statutory Merger Agreement and the Transactions Contemplated Thereby. To vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 29, 2020, by and among S&P Global Inc., Sapphire Subsidiary, Ltd., and IHS Markit Ltd., the statutory merger agreement among the same, and the transactions contemplated thereby; and	☐	☐	☐

2.	IHS Markit Ltd. Merger-Related Compensation. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to IHS Markit Ltd.’s named executive officers in connection with the merger.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY — SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:

The Notice and Proxy Statement is available at [                ] .

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D29464-S15476

IHS MARKIT LTD. Special General Meeting of Shareholders To be held on [ ], 2021 This proxy is solicited by the Board of Directors of IHS Markit Ltd.

The shareholder(s) hereby appoint(s) Lance Uggla, Jonathan Gear, Christopher McLoughlin and Sari Granat and each of them as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of IHS MARKIT LTD. that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held virtually via the Internet at [                ] at [        ] on [        ], 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting.

Continued and to be signed on reverse side